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                                                                   EXHIBIT  23.1








INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement on Form S-8 of Metretek Technologies, Inc. of our report dated March 21, 2001, appearing in the Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 2000.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP




Denver, Colorado

June 8, 2001